Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

BRYN MAWR BANK CORPORATION

(Amended and Restated as of November 20, 2007)

ARTICLE I

OFFICES

Section 1.01. Registered Office. The location and post office address of the registered office of the Corporation in Pennsylvania shall be as specified in the Articles of Incorporation.

Section 1.02. Other Offices. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

Section 2.01. Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the Commonwealth of Pennsylvania, as may be designated from time to time by the Board of Directors and as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02. Annual Meetings. An annual meeting of the shareholders, commencing with the year 1987, shall be held in each calendar year within five months after the end of the fiscal year of the Corporation, on such day and at such time and place as the Board of Directors shall fix, at which the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the shareholders, for any proper purpose or purposes, unless otherwise prescribed by law, may be called at any time by a majority of the Board of Directors, or by the shareholders entitled to cast at least one-fifth of the votes which all the shareholders are entitled to cast, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days after receipt of the request, as the Secretary may fix. Business transacted at all special meetings of the shareholders shall be limited to the purposes stated in the notice.

Section 2.04. Notice. Written notice of every meeting of the shareholders, specifying the place, date and time and the general nature of the business of the meeting, shall be given either personally or by mail or by telegram at least five days prior to the meeting, unless a greater period of notice is required by law, to each shareholder entitled to vote at the meeting.

Section 2.05. Shareholder List. The officer or agent of the Corporation having charge of the Corporation’s stock transfer books shall prepare, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting, arranged in alphabetical order, with the address and the number of shares held by each shareholder, which list shall be kept on file at the Corporation’s registered office and shall be subject to inspection by any shareholder for any proper purpose at any time during usual business hours. Such list shall also be produced and kept open at the time and place of each meeting of the shareholders and shall be subject to inspection by any shareholder at all times during the meeting.

Section 2.06. Quorum.

(a) At all meetings of the shareholders a quorum shall consist of a majority of the total number of shares outstanding and entitled to vote, represented in person or by proxy, unless otherwise provided by law. If a majority of the shares are not represented at any meeting, the shareholders present may adjourn the meeting to any subsequent time or day without notice to the shareholders other than by announcement at the meeting.

(b) When a quorum is present or represented at any shareholders meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law or of the Corporation’s Articles of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.07. Voting.

(a) All persons holding and owning stock of the Corporation as of the record date, either in their own right or as trustee or as the legal representative of shareholders shall have the right to attend and vote at all meetings of the shareholders, and shall have as many votes as the number of shares held or represented by them respectively, but no person shall be permitted at any such meeting to act as the proxy or attorney of any shareholder without a power of attorney therefor duly executed and presented.

(b) For election of directors and amendments to these By-Laws, there shall be a ballot vote and all other voting need not be by ballot except by demand of a majority of shareholders entitled to vote in person or by proxy or as determined by the Chairman of the meeting before the voting begins. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers and present in person or represented by proxy, or by an apparent majority in case of a viva voce, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, or of the Corporation’s Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.08. Proxies.

(a) Shareholders may vote by a proxy authorized in writing. All proxies must be filed with the Secretary before the start of voting.

(b) The Board of Directors shall select proxies for annual and special meetings of the shareholders on or before the record date for the meeting. If any proxy so selected shall be unwilling or unable to act, the Board of Directors may designate one or more successors.

Section 2.09. Shareholders Election of Directors. In elections of directors each shareholder shall be entitled to one vote for each share of stock for each director to be elected.

Section 2.10. Cumulative Voting Not Authorized. As specified in the Corporation’s Articles of Incorporation, cumulative voting by the shareholders shall not be permitted.

Section 2.11 Record Dates. The Board of Directors may fix a date for the determination of the shareholders entitled to receive notice of and to vote at any meeting, provided however, that the date thus fixed shall not be less than twelve or more than fifty days prior to the day on which the meeting will be held.

Section 2.12. Shareholder Requests for Inclusion of Matters in Proxy Material. Each shareholder request to include matters in the Corporation’s proxy material for a meeting shall be handled in accordance with applicable law. Shareholder requests to include matters in the proxy material for the annual meeting must be submitted, in the form required by law, in writing at least one hundred and twenty days before the annual meeting for which the proxy material is prepared.

Section 2.13. Judges of Election. All elections of directors by the shareholders shall be conducted by three judges, who need not be shareholders, appointed for that purpose. Such judges shall be sworn and shall certify the result of the election. The judges shall be appointed by the Board of Directors, and in case of the failure of any of the judges to act, substitutes may be appointed by the Chairman of the meeting.

Section 2.14. Shareholders Meeting Procedures. At meetings of the shareholders, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for voting, the maintenance of order and safety, and limitations on the time allocated to questions or comments on the affairs of the Corporation.

Section 2.15. Chairman of the Meeting. The Chairman of all meetings of the shareholders, unless otherwise designated by the Board of Directors, shall be the Chief Executive Officer of the Corporation.

ARTICLE III

DIRECTORS

Section 3.01. Number and Election. The business of the Corporation shall be managed by a Board of Directors of not less than eight nor more than thirteen persons, as fixed from time to time by the Board of Directors of the Corporation. Directors shall be elected by a majority vote of shares represented by the holders thereof present either in person or by proxy at the meeting at which the election takes place. The Directors of the Corporation shall be divided into four classes: Class I, Class II, Class III and Class IV. Each class shall be as nearly equal in number as possible. Except for the initial Board of Directors, the term of office of each class shall be four years; provided, however, that the term of office of the additional Class III Director shall expire at the annual meeting of shareholders of the Corporation in 2001. At each annual meeting of shareholders of the Corporation held during and after 1998, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class the directors they succeed. A director must be a shareholder of the Corporation. If a vacancy occurs on the Board of Directors of the Corporation after the first annual election of a director for the class in which such director sits, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office until the next annual meeting of shareholders.

Section 3.02. Increase In Number of Directors by Board of Directors. The Board of Directors, by a vote of a majority of the full Board, may increase the number of directors in any class for the term ending at the next annual meeting; provided that the total number of directors shall not be more than the maximum provided in Section 3.01 of these By-Laws.

Section 3.03. Shareholding and Eligibility Requirements of Directors. Each director must be the holder of at least 100 shares of the Corporation’s stock in the directors own right in order to be qualified to act as a director. Any director shall cease to act when no longer holding said number of shares, which fact shall be reported to the Board of Directors by the Secretary, in which event the Board of Directors shall declare the seat of such director vacated.

Section 3.04. Vacancies in Board of Directors.

(a) Vacancies in the Board of Directors or in nominees for election to membership on the Board of Directors occurring before the record date preceding the annual meeting, may be filled by the majority of remaining members of the Board even though less than a quorum. Each person elected to such vacancy shall be a director until the next annual meeting of the shareholders, at which time a director shall be elected by the shareholders to fill the unexpired term, except as provided in subsection (b) of this Section 3.04.

(b) Vacancies in the Board of Directors or in nominees for election to membership on the Board of Directors occurring on or after the record date preceding the annual meeting, may also be filled by a majority of the remaining members of the Board even though less than a quorum. However, because of the time requirements relating to the preparation of proxy materials, the term of any person filling such vacancy shall continue until a successor is duly chosen and qualified, when it shall terminate. The foregoing provisions shall apply regardless of the length of the term of the office of the director in which the vacancy occurred.

(c) The Board of Directors shall be the sole judge as to when a vacancy in the Board has occurred, and such a determination shall be made by vote of a majority of the entire Board. Continued unexcused absence for six months, conviction of a felony, adjudication of incompetence, and such other grounds as are set forth in these By-Laws and in the Pennsylvania Business Corporation Law, as amended, shall also create a vacancy on the Board.

Section 3.05. Location of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

Section 3.06. Organization Meeting. The organization meeting of the Board of Directors shall be held immediately following the annual meeting of shareholders at which directors are elected. No notice of such meeting shall be necessary. At such organization meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business that properly comes before it.

Section 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly, at a time and place designated by the directors, on five days notice given to each director either personally, by mail, by telephone, or by telegram.

Section 3.08. Special Meetings. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation on two days’ notice to each director, given either personally, by mail, by telephone, or by telegram. Special meetings shall be called by the Chief Executive Officer in like manner and on like notice on the written request of three directors.

Section 3.09. Quorum. At all meetings of the Board of Directors a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present there may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

Section 3.10. Participation in Meetings via Communications Equipment. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. A director participating in a meeting by such a means shall be deemed to be present in person at the meeting for all purposes, including, without limitation, for purposes of determining whether a quorum is present at the meeting and for voting on any matters before the meeting.

Section 3.11. Informal Action. Any action which may be taken at a meeting by the Board of Directors or by the members of any committee of the Board may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or all of the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation.

Section 3.12. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees. The Board of Directors shall specify the size of each committee and shall specify the criteria for a quorum of each committee. The Chief Executive Officer may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

Section 3.13. Compensation. The Board of Directors shall fix from time to time the compensation payable to a director for service as a director.

Section 3.14. Duty of Director to Corporation.

(a) A director of the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following:

1. One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented.

2. Counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person.

3. A committee of the Board, upon which the director does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

(b) In discharging the duties of their respective positions, the Board of Directors, committees of the Board, and individual directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, upon suppliers and customers of the Corporation and upon communities in which offices or other establishments of the Corporation are located, and all other pertinent factors. The consideration of those factors shall not constitute a violation of subsection (a) of this Section 3.14.

(c) Absent a breach of fiduciary duty, lack of good faith or self-dealing, actions taken as a director or any failure to take any action shall be presumed to be in the best interests of the Corporation.

Section 3.15. Limitations of Personal Liability of a Director. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or for any failure to take any action, unless:

(1)	the director has breached or failed to perform the duties of his office under the provisions of Section 3.14 (relating to standard of care and justifiable reliance); and

(2)	the breach or failure to perform the duties of the director’s offices constitutes self-dealing, willful misconduct or recklessness.

The provisions of this Section 3.15 shall not apply to (i) the responsibility of liability of a director pursuant to any criminal statute, or (ii) the liability of a director for payment of taxes pursuant to local, State or Federal law. The provisions of this Section 3.15 shall be effective January 27, 1987, but shall not apply to any action filed prior to that date nor to any breach of performance of duty or any failure of any performance of duty by a director occurring prior that date.

Section 3.16. Shareholder Approval Required to Amend Sections 3.14 and 3.15. Notwithstanding any other provisions of these By-Laws, the approval by the shareholders shall be required to amend, alter, change, repeal or adopt any provision as part of these By-Laws which is inconsistent with the purpose or intent of Sections 3.14 and 3.15 of this Article III.

ARTICLE IV

OFFICERS

Section 4.01. Corporation Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, Vice President, Treasurer and Secretary and one person shall not hold more than one of these offices. The Board of Directors may choose such other officers as the Board may from time to time deem advisable in the best interests of the Corporation. All officers shall be elected by the Board of Directors and shall serve at the pleasure of the Board as circumstances will permit.

Section 4.02. The President. Unless otherwise designated by the Board of Directors, the President shall serve as the Corporation’s Chief Executive Officer; shall preside at the meetings of the Board of Directors; shall have general supervision of all the departments and business of the Corporation; shall prescribe the duties of the other officers and employees of the Corporation and see to the proper performance thereof; and shall perform all the acts incident to that office or prescribed by the Board.

Section 4.03. The Vice Presidents. The Vice Presidents shall perform such duties and do such acts as may be prescribed by the Board of Directors or the Chief Executive Officer.

Section 4.04. The Treasurer. The Treasurer shall receive and take charge of all money, securities, and evidences of indebtedness belonging to or coming into the Corporation. The Treasurer shall see that proper accounts are kept and that proper reports are made to the Board of Directors, other officers, and other persons or authorities entitled thereto. The Treasurer shall deposit such of the funds of the Corporation as are to be deposited in such other institution or institutions as are authorized by law to receive the same and as may be designated as a depository for such funds by the Board of Directors. The Treasurer shall also perform such other duties as are incident to the office of the Treasurer and the duties from time to time as prescribed by the Board of Directors or the Chief Executive Officer.

Section 4.05. The Secretary. The Secretary shall act under the direction of the Chief Executive Officer; shall attend the meetings of the Board of Directors and shareholders and keep the minutes thereof; shall have charge of the records and papers of the Corporation; shall take charge of and affix the seal of the Corporation to such documents as may require attestation; shall issue notices for meetings for which notices are required; and shall perform the duties incident to the office of the Secretary and the duties from time to time as prescribed by the Board of Directors or the Chief Executive Officer.

Section 4.06. Election of Officers. The Board of Directors, at its organization meeting held immediately after each annual meeting of shareholders, shall elect a Chief Executive Officer, who may be the President, a President, a Vice President, a Treasurer and a Secretary, and such other officers as are deemed necessary.

Section 4.07. Salaries. The salary and other compensation of the Chief Executive Officer of the Corporation shall be fixed by the Board of Directors. The Chief Executive Officer shall recommend the salaries and other compensation of all other officers, agents, and employees of the Corporation, subject to approval by the Board of Directors.

Section 4.08. Terms of Office. The officers of the Corporation will hold office until their successors are chosen and qualify, unless removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Chief Executive Officer or by the affirmative vote of a majority of the whole Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

ARTICLE V

SHARES OF CAPITAL STOCK

Section 5.01. Right to Certificate. Except to the extent that shares may be uncertificated pursuant to the provisions of the Articles of Incorporation and any applicable By-laws of the Corporation, each shareholder of record of fully paid stock shall be entitled to a share certificate representing the shares owned by the shareholder.

Section 5.02. Form of Certificate. Share certificates shall be in such form as may be required by law and prescribed by the Board of Directors. Each share certificate shall show the name of the registered holder, the number and class of shares and the series, if any, represented thereby, and the par value of each share or a statement that such shares are without par value. Each share certificate shall be signed, with an actual or facsimile signature, by the Chairman, if any, or by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, either engraved or printed. Where a certificate is signed by a transfer agent or a registrar, the signature of any such corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

Section 5.03. Registered Shareholders. The Corporation shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof.

Section 5.04. Transfer of Stock. Transfer of stock shall be made only on the books of the Corporation, by the Treasurer or other authorized officer or agent of the Corporation, either by the shareholder, or the shareholder’s duly authorized attorney in fact, and evidence of authority to make such transfer shall be produced to the Corporation or to the Corporation’s duly designated agent. In cases of transfers by executors, administrators, guardians, or other legal representatives, duly authenticated evidence of their authority shall also be produced to the Corporation, which may require that such evidence be deposited and remain with the Corporation.

Section 5.05. Replacement of Stock Certificates. Except where shares are to be uncertificated, new certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions as the Board of Directors of the Corporation from time to time may determine.

Section 5.06. Uncertificated Securities. Any or all classes or series of shares of stock, or any part thereof, of the Corporation may be uncertificated shares to the extent determined by the Board of Directors of the Corporation from time to time. However, in no event shall shares represented by a certificate be deemed uncertificated until the certificate is surrendered to the Corporation.

ARTICLE VI

DIVIDENDS

Section 6.01. Declaration of Dividends. The Board of Directors may declare, subject to the limitations prescribed by law, a dividend on the shares of the Corporation as shall appear advisable to the Board, making the same payable at a time in their discretion.

ARTICLE VII

SURETYSHIP BY CORPORATION AND ITS OFFICERS AND EMPLOYEES

Section 7.01. Surety. The Corporation may become sole surety in any case when by law one or more sureties may be required for the faithful performance of any trust or office and may demand the deposit of any securities or property as may in the opinion of the Chief Executive Officer and Board of Directors be sufficient to protect the Corporation for becoming such surety. The officers and employees of the Corporation may be required to give bond with approved sureties in such sum as the Board of Directors may determine.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 8.01. Indemnification of Directors, Officers, Employees and Agents.

(a) The Corporation shall indemnify any director or officer, and may indemnify any other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The discretionary authority granted by this subsection (a) shall be exercised by the Board of Directors.

(b) The Corporation shall pay expenses incurred by a director or officer, and may pay expenses incurred by any other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The discretionary authority granted by this subsection (b) shall be exercised by the Board of Directors.

(c) The indemnification and advancement of expenses provided by or granted pursuant to this Section 8.01 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of shareholders or directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the Corporation that indemnification of, and advancement of expenses to, directors and officers of the Corporation shall be made to the fullest extent permitted by law, including, without limitation, the law of Pennsylvania. To this end, the provisions of this Section 8.01 shall be deemed to have been amended for the benefit of directors and officers of the Corporation, effective immediately upon any modification of the Business Corporation Law of the Commonwealth of Pennsylvania (the “Business Corporation Law”) or the Directors’ Liability Act of the Commonwealth of Pennsylvania (the “Directors’ Liability Act”) or any other applicable law which expands or enlarges the power or obligation of corporations organized under the Business Corporation Law or subject to the Directors’ Liability Act to indemnify, or advance expenses to directors and officers of the Corporation.

(d) The indemnification and advancement of expenses provided by, or granted pursuant to this Section 8.01 shall, unless otherwise provided when authorized or ratified, continue to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

(e) The Corporation shall have the authority to create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these By-Laws or otherwise. This authority shall include, without limitation, the authority to (i) deposit funds in trust or in escrow, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest, mortgage or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety agreement for the benefit of any persons in connection with the anticipated indemnification or advancement of expenses contemplated of this Section 8.01. The provisions of this Section 8.01 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in this Section 8.01, but whom this Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the Business Corporation Law or the

Directors’ Liability Act or otherwise. The authority granted by this subsection (e) shall be exercised by the Board of Directors of the Corporation.

(f) Notwithstanding any other provision of these By-Laws, any amendment, alteration, change, repeal or adoption of any provision of these By-Laws, which diminishes, impairs or otherwise adversely affects any right of indemnification or advancement of expenses under this Section 8.01, shall be effective only with regard to claims of right of indemnification or advancement of expenses arising from transactions, acts or omissions occurring on or after the effective date of such amendment, alteration, change, repeal or adoption and shall not diminish, impair or otherwise adversely affect any claims of right of indemnification or advancement of expenses arising from transactions, acts or omissions occurring prior to the effective date of such amendment, alteration, change, repeal or adoption.

(g) Each person who is a director or officer, and when authorized by the Board of Directors, each employee and agent of the Corporation shall be deemed to be acting in reliance upon the rights of indemnification provided by this Section 8.01. All rights to indemnification under this Section 8.01 shall be deemed a contract between the Corporation and person or entity indemnified pursuant to which the Corporation and each person intend to be legally bound.

(h) Notwithstanding any other provision of this Section 8.01, the Corporation shall not indemnify under this Section a director, officer, employee or agent for any liability incurred in a proceeding initialed (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification, unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This subsection (h) does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified person granted by or pursuant to this Section 8.01.

(i) The provisions of this Section 8.01 have been adopted by the shareholders of the Corporation and are intended to constitute By-Laws authorized by Section 410F of the Business Corporation Law and the Directors’ Liability Act.

Section 8.02. Insurance. The Board of Directors may authorize, by vote of a majority of the whole Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person’s status as such, whether or not the Corporation would have the power to indemnify such liability under the provisions of this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01. Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

Section 9.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.03. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.04. Waiver of Notice. Whenever any notice is required to be given under the provisions of the law, the Articles of Incorporation or these By-Laws, a waiver of notice signed by the person or persons entitled to said notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

ARTICLE X

EMERGENCIES

Section 10.01. Emergencies. In the event of any emergency declared by the Federal or the State governmental authorities as the result of a regional or national disaster of such severity as to prevent the normal conduct and management of the affairs of the Corporation by its directors and officers as contemplated by these By-Laws, any three available directors shall constitute an Executive Committee with the full power and authority of the Board of Directors until such time as a duly elected Board of Directors can again assume full responsibility for the operation and control of the Corporation.

ARTICLE XI

AMENDMENTS

Section 11.01. Amendments.

(a) These By-Laws may be amended at any regular meeting of the shareholders or at any special meeting called for that purpose, by the vote of not less than a majority of the outstanding shares of capital stock of the Corporation entitled to vote, provided notice of the proposed amendments or the substance thereof shall have been sent to the shareholders at least ten days before the meeting.

(b) Subject to the limitation hereinafter set forth, these By-Laws may also be amended at a regular or special meeting of the Board of Directors provided written notice that the proposed amendment would be presented for action shall have been given in writing to each director at least five days before the meeting. The Board of Directors shall not have the power (i) to amend these By-Laws so as to change the qualifications required or the classification or the term of office of a director; or (ii) to amend these By-Laws within thirty days prior to an annual meeting of shareholders. Any amendment to the By-Laws adopted by the Board of Directors shall be presented to the shareholders for ratification at the first meeting of shareholders after the adoption of any amendment by the Board of Directors. If any amendment to the By-Laws adopted by the Board of Directors shall not be ratified at such meeting (1) the amendment shall have no force and effect after such meeting and (2) any amendment which shall not have been ratified by the shareholders, may not be adopted by the Board of Directors again within two years after the date of such meeting. Notice of the fact that an amendment to the By-Laws adopted by the Board of Directors will be presented for ratification and the substance of such amendment shall be given to the shareholders in writing at least ten days before the date of the meeting.

ARTICLE XII

OPTING-OUT OF THE PENNSYLVANIA ANTI-TAKEOVER LAW—ACT 36 OF THE

1990 PENNSYLVANIA LEGISLATURE

Section 12.01. Opting-Out of Certain Provisions Concerning the Corporation’s Board of Directors. The Corporation hereby explicitly opts-out of the provisions of (i) subsections (d) through (f) of Section 511 Standard of care and justifiable reliance Part II, Subpart A, Chapter 5, Subchapter B, and (ii) subsections (e) through (g) of Section 1721 Board of Directors Part II, Subpart B, Article B, Chapter 17, Subchapter B, of the Pennsylvania Business Corporation Law of 1988, as amended by Act 36 of the 1990 Pennsylvania Legislature.

Section 12.02. Opting-Out of Control-Share Acquisition Provisions. The Corporation hereby explicitly opts-out of the provisions of Part II, Subpart B, Article C, Chapter 25, Subchapter G, Control-share Acquisitions, of the Pennsylvania Business Corporation Law of 1988, as amended by Act 36 of the 1990 Pennsylvania Legislature.

Section 12.03. Opting-Out of Disgorgement by Certain Controlling Shareholders. The Corporation hereby explicitly opts-out of the provisions of Part II, Subpart B, Article C, Chapter 25, Subchapter H, Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control, of the Pennsylvania Business Corporation Law of 1988, as amended by Act 36 of the 1990 Pennsylvania Legislature.

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